Responses to N-SAR for 12/31 Funds for the period ending June 30, 2018

First Investors Life Series Funds

Exhibit 77D

Polices with respect to security investments

During the period covered by this report the First Investors Life Series Funds Limited Duration High Quality Bond Fund was renamed the First Investors Life Series Limited Duration Bond Fund. This change was disclosed in a supplement dated January 31, 2018 to the registration statement for the First Investors Life Series Funds filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 497 on January 31, 2018 (Accession No. 0000898432-18-000138), and is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.

During the period covered by this report the First Investors Life Series Balanced Income Fund, First Investors Life Series Limited Duration Bond Fund, First Investors Life Series Investment Grade Fund and First Investors Life Series Total Return Fund each added investments in high yield securities as part of their principal investment strategies. The portion of each fund that is invested in high yield securities is managed by Muzinich & Co., Inc. The Life Series Limited Duration Bond Fund, Life Series Investment Grade Fund and Life Series Total Return Fund also disclosed that they may invest in exchange-traded funds.
These changes were disclosed in the registration statement for the First Investors Life Series Funds dated May 1, 2018 filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on April 27, 2018 (Accession No. 0000898432-18-000486), and is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.

During the period covered by this report the First Investors Life Series Investment Grade Fund changed its investment objective from "The Fund seeks to generate a maximum level of income consistent with investment in investment grade debt securities" to "The Fund seeks to generate a maximum level of income consistent with investment primarily in investment grade debt securities." This change was disclosed in the registration statement for the First Investors Life Series Funds dated May 1, 2018 filed with the Securities and Exchange Commission via
EDGAR pursuant to Rule 485(b) on April 27, 2018
(Accession No. 0000898432-18-000486), and is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.

During the period covered by this report the First Investors Life Series Growth & Income Fund disclosed that it will invest primarily in large size companies and made other changes to its investment strategies and risks to reflect the funds value investment approach. These changes were disclosed in a supplement dated January 31, 2018 to the registration statement for the First Investors Life Series Funds filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 497 on January 31, 2018 (Accession No. 0000898432-18-000138), and
is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.

During the period covered by this report the First Investors Life Series Government Fund disclosed that it may invest in non-government investment grade securities. The additional strategy was disclosed in the registration statement for the First Investors Life Series Funds dated May 1, 2018 filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on April 27, 2018
(Accession No. 0000898432-18-000486), and is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.

During the period covered by this report the First Investors
Growth & Income Fund changed its broad based index to the Russell 1000 Value Index. The change was described in the registration statement for the First Investors Life Series Funds dated May 1, 2018 filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on April 27, 2018 (Accession No. 0000898432-18-000486), and is hereby incorporated by reference as part of the response to
Item 77D of Form N-SAR.

During the period covered by this report the First Investors
Special Situations Fund changed its broad based index to the Russell 2000 Value Index. The change was described in the registration statement for the First Investors Life Series Funds dated May 1, 2018 filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on April 27, 2018 (Accession No. 0000898432-18-000486), and is hereby incorporated by reference as part of the response to
Item 77D of Form N-SAR.